[UNION CARBIDE LOGO]        INTERNAL CORRESPONDENCE             [LOGO]
                          UCAR PIPELINE INCORPORATED
                        UCAR LOUISIANA PIPELINE COMPANY


820 GESSNER  SUITE 600                                   HOUSTON, TEXAS 77024


=============================================================================

                                               May  21,  1997


Mr.  Jerry  Richter
Penn  Octane  Corporation
900  Veterans  Boulevard;  Suite  240
Redwood  City,  CA    94063

               Subject:       Amendment to the Ella-Brownsville Pipeline Lease
                              ------------------------------------------------

Dear  Jerry,

In accordance with our recent discussions, we propose that the Pipeline Lease agreement between Seadrift Pipeline Corporation ("Seadrift") and Penn Octane Corporation ("POC") dated September 1, 1993, covering the lease of the Ella-Brownsville Pipeline, be amended as follows, effective as of the day that Seadrift notifies POC in writing of the completion of the pipeline enhancements referred to in Section 5.2 below, or April 1, 1998, whichever is earlier.

1.          Section  II.  -  "TERM  OF  AGREEMENT":
            --------------------------------------

Add  two  (2)  new  sentences  to  Paragraph  2.1  as  follows:

"The Term of this Agreement shall be extended through March 31, 2013. In the event that Seadrift has not exercised its option to transport ethane prior to the end of the Term as specified in Section 4.3, then Seadrift and POC will negotiate in good faith for a period not to exceed ninety (90) days in an effort to seek an extension of this Agreement under mutually agreeable terms and conditions."

2.          Section  III  -  "TERMINATION":
            ------------------------------

     Section  III  shall  be  deleted  in  its  entirety.

3.          Section  IV  -  "USE":
            ---------------------

     a.)    Paragraph  4.1:    The words "refined petroleum products" shall be
            --------------
inserted in the second line of the paragraph immediately preceding first use of the word "propane".

     b.)   Paragraph 4.1:  At the end of the first paragraph of Paragraph 4.1,
           -------------
add the following sentence: "For the purposes of this Agreement, "refined petroleum products" are defined as gasoline, kerosene, jet fuel, diesel fuel, and home heating oil."

c.)    Paragraph  4.1:    Add  the  following new paragraphs to Paragraph 4.1:
       --------------

     "POC shall take all necessary precautions and install all necessary equipment to ensure that there will be no comingling of refined petroleum products with the HD-5 Propane contained in Seadrift's Ella-Seadrift Pipeline or its Markham propane storage facility. POC shall release, indemnify, and hold harmless Seadrift for any costs, damages, liability, claims, and expenses (including attorneys' fees) in the event of any such occurrence.

          Prior to the commencement of POC transporting any refined petroleum products in the pipeline facilities, POC shall ensure that the facilities and products are in compliance with all of Seadrift's health, safety, and environmental policies, procedures and regulations including any necessary risk reviews. If such review indicates that the pipeline requires additional facilities and equipment to achieve such compliance, then POC shall be responsible for funding and installing such facilities and equipment costs prior to the transport of any refined petroleum products. If POC fails to fund and install such facilities and equipment, then Seadrift shall have the option to terminate this Agreement upon giving notice thereof to POC."

d.)          Paragraphs  4.3  &  4.4:
             -----------------------

          Paragraphs 4.3 and 4.4 as originally written shall be deleted in their entirety.

d.)          Paragraph  4.3:
             --------------
     Replace  Paragraph  4.3  with  the  following:

     "4.3    Ethane  Transportation  Option:  Seadrift shall have the right to
             ------------------------------
require POC, upon eighteen (18) months prior written notice by Seadrift to POC, to transport ethane in the Ella-Brownsville Pipeline from the terminus of such Pipeline in the vicinity of Brownsville, Texas, to its interconnection with Seadrift's LaGloria Ethane Pipeline in the vicinity of the Exxon King Ranch Gas Plant, Kingsville, Texas. The commencement of such ethane transportation may be required to begin at any time after the last day of the seventh (7th) contract year from the effective date of this Amendment, and such Seadrift option shall remain in effect for the remainder of the Term.

Upon Seadrift exercising its option as above,POC shall transport ethane at Seadrift's request in quantities up to 4,000 barrels per calendar day in the eighth (8th)contract year from the effective date of this Amendmentthrough the tenth (10th) contract year from the effective date of this Amendment and in quantities up to 10,000 barrels per calendar day in the eleventh (11th) contract year from the effective date of this Amendment through the fifteenth (15th) contract year from the effective date of this Amendment. The transportation of such ethane volumes shall take precedence over all other uses by POCincluding, but not limited to, other products potentially transported by POC in batch operating the pipeline. In no instance shall Seadrift be required to receive transported ethane from POC at the LaGloria Pipeline connection point at delivery rates in excess of 10,000 barrels per calendar day.

If Seadrift exercises its option to require POC to transport ethane for Seadrift as specified in this paragraph, and the subsequent ethane transportation reduces POC's ability to transport propane to Brownsville to a volume less than 6,000 BBLS per day, then the Fixed Annual Fee paid by POC to Seadrift as specified in Paragraph 7.1 shall be reduced in direct proportion to such difference in volume transported for each such period.

Seadrift shall pay to POC 1.5 /gal. for all ethane volumes transported by POC for Seadrift. Both parties acknowledge that it is expected that in no event shall the total of all ethane transportation fees paid by Seadrift to POC for any contract year exceed the total of all fees as specified in Section VII paid by POC to Seadrift for the same contract year. However, if at any time it is anticipated that the total of Seadrift's payments is likely to exceed POC's total payments, then both parties shall negotiate in good faith to achieve a mutually agreeable resolution."

e.)          Paragraph  4.4:    Replace  paragraph  4.4  with  the  following:
             --------------

          "4.4   PROPANE SUPPLIES FROM THE ELLA-SEADRIFT PIPELINE:  Subject to
                 ------------------------------------------------
the satisfactory completion of the Pipeline System enhancements and integrations specified in Section V below, Seadrift shall accept quantities of propane from POC injected into the Ella-Seadrift Pipeline and exchange such product to POC at the terminus of the Ella-Brownsville Pipeline in the vicinity of Brownsville, Texas."

4.          Section  V  -  "FACILITIES":
            ---------------------------

          a.)        The sole existing paragraph in the Agreement shall remain
unchanged  except  it  shall  be  numbered  "5.1".

          b.)       The following paragraphs shall be added to this section V:

               "5.2  - PIPELINE SYSTEM ENHANCEMENTS:  In order for POC to have
                       ----------------------------
access to potential propane pipeline exchange supplies north of the Exxon King Ranch Gas Plant, and to have access to Seadrift's Markham propane storage facility and to make the pipeline by-directional, enhancement modifications to and integration of the Ella-Brownsville and Ella Seadrift Pipelines are required.

     Such system enhancements and integration (including but not necessarily limited to piping, meters, valves, analyzers, and pumps) shall be funded by POC, but in no event shall the collective cost of such enhancements exceed $5,000,000. Seadrift shall provide to POC a description of the necessary enhancements and a projection of the associated costs of such enhancements. POC shall have the right to review such enhancements to ensure they are appropriate for the purposes intended. Seadrift, or a contractor approved by Seadrift, shall perform all facility enhancement work in accordance with Seadrift standards as per paragraph 5.1. If Seadrift reasonably believes that the projected costs of such enhancements will exceed $5,000,000, then Seadrift and POC shall attempt to agree upon the allocation of such excess costs. If no agreement can be reached within 60 days, then POC shall have the right to fund the excess costs or any combination of enhancements which do not exceed $5,000,000. In no event shall Seadrift be required, absent its agreement, to fund any amount whatsoever. In no event does Seadrift warrant the fitness or workmanship of the enhancements, but Seadrift will pass on to POC the benefit of such warranties, if any, obtained from contractors up to the amount funded by POC.

               5.3 - OPTIONAL PUMP ADDITIONS:  In addition to the enhancements
                     -----------------------
specified in Paragraph 5.2 above, either party shall have an on-going option, for the remainder of the Term, to fund additional pumping and related facilities at any point along the Ella-Brownsville Pipeline to increase the effective capacity of such pipeline.

     If Seadrift with ninety (90) days prior written notice to POC exercises its option to increase the Pipeline capacity to transport ethane by adding pumps and provides the funds for such additions, then Seadrift shall retain the sole access to the resultant increase in pipeline capacity. If POC with ninety (90) days prior written notice to Seadrift exercises its option to increase pipeline capacity by adding pumps and provides the funds for such additions, then POC shall retain the sole access to the resultant increase in pipeline capacity, except to the extent that Seadrift may choose to fund up to 50% of such costs and retain access to a proportional share of the resultant increase in pipeline capacity. Seadrift or a contractor as approved by Seadrift, shall perform all pump addition work in accordance with Seadrift standards as per Paragraph 5.1., and on the same "no warranty" basis as per Paragraph 5.2.

               5.4 - PROPANE STORAGE:  As a result of the system enhancements,
                     ---------------
POC shall, subject to this paragraph, have access to the use of Seadrift's propane storage well located in the vicinity of Markham, Texas. POC shall have the right to nominate up to 500,000 barrels of such storage space subject to, in Seadrift's sole discretion: (1) space being available and (2) the hydraulic and logistics capabilities and limitations of the system which are in effect at the time of POC's desire to utilize such storage space. Within thirty 30 days of the beginning of each contract year, POC shall nominate such storage space desired for the subsequent contract year. Seadrift shall respond within thirty (30) days and inform POC of the amount of space that Seadrift can allocate to POC as above. Seadrift shall have no obligation to terminate other users to accommodate POC's request for storage space. During the first contract year from the effective date of this Amendment, the minimum nominated Storage Space shall be 0, and for each contract year thereafter, the minimum nominated Storage Space shall be 200,000 Barrels.

     The normal, random errors associated with the metering of propane to and from POC and other users will accumulate over time in the storage well. If, upon emptying the storage well for maintenance, or as a result of its use by POC and others, there is a difference between the calculated inventory and the actual inventory, then Seadrift shall determine the share that POC shall bear of such gain or loss in relation to POC's actual use of the well and pipeline facilities proportionately to that of others."


5.          SECTION  VII  -  "FEES":
            -----------------------

(a)        In Paragraph 7.1 strike out "$550,000" and replace with "$900,000".

(b)          Add  to  Paragraph  7.1  the  additional  Paragraphs  as follows:

     "In recognition of the requirement for POC to provide funds for pipeline system enhancements, Seadrift shall waive a portion of the fixed annual fee for a period of two years, as follows:


                                                             Fee Waived
                                                             -----------
1st Contract Year from the effective date of this Amendment  $   250,000

2nd Contract Year from the effective date of this Amendment  $   125,000


If, at the end of either of the first two (2) contract years from the effective date of this Amendment, Seadrift determines that the Ella-Brownsville Pipeline has been operated at or above 12,000 barrels per Calendar Day for the year, then POC shall pay to Seadrift the portion of the fixed fee that had been waived by Seadrift for such period, as above."

(c)          Strike  Paragraph 7.2 and replace with new paragraphs as follows:

               "7.2  -  VARIABLE  FEES  -  Propane Thruput and Exchanges - POC
                        ------------------------------------------------
agrees to pay to Seadrift the following fees in addition to the Fixed Annual Fee specified above:


                               Variable Fee Structure
                               ----------------------

     PRODUCT  MOVEMENT  -LOCATIONS                              FEES  -    /GAL.
     -----------------------------                              ----------------
         FROM                     TO
---------------------  --------------------
(1)  Exxon King Ranch  Brownsville Terminal                 1.0 /Gal.
    Gas Plant                                (for all quantities in excess of 6,000
    Connection                                              Bbls/Day)


     The thruput rates in excess of 6,000 Bbls./Day to be used to calculate the fees to be paid by POC to Seadrift in item (1) above, shall be determined by averaging the daily rates each calendar quarter during the Term. For billing purposes, the monthly invoice shall reflect the average daily rate for such month; however, at the end of each quarter, billing adjustments will be made to reflect the quarterly average if different than the respective monthly averages.

(2)  Supply Points     Brownsville Terminal      1.5 /Gal.
     North of Exxon                          (from 1st Barrel)
     King Ranch Gas
     Plant Connection

[Propane movements are subject to (1) space available and (2) the hydraulic and logistic capabilities of the system.]


(3)  Brownsville  Markham Storage               0.5 /Gal.
     Terminal                              (from 1st Barrel)


(4)  Brownsville  Partner Locations             1.5 /Gal.
     Terminal     Along Ella-Seadrift P/L  (from 1st Barrel)


[Propane movements are subject to (1) space available and (2) the hydraulic and logistic capabilities of the system.]


(5)  Markham Storage  Partner Locations            1.5 /Gal.
                      Along Ella Seadrift P/L  (from 1st Barrel)

(6)  Markham Storage  Brownsville Terminal         2.0 /Gal.
                                               (from 1st Barrel)


               7.3   VARIABLE FEES - Refined Petroleum Products Transportation
                     ---------------------------------------------------------
- In addition to the Fixed Annual Fee specified above, POC shall pay to Seadrift for all refined petroleum products transported through the Ella-Brownsville Pipeline a fee of 0.5 /Gal. for thruput rates in excess of 6,000 Bbls./Day. The thruput rates to be used to calculate the fees to be paid by POC to Seadrift shall be determined by averaging the daily rates for the sum of refined petroleum products and propane originating at or south of the Exxon King Ranch Gas Plant connection each calendar quarter during the Term. For billing purposes, the monthly invoice shall reflect the average daily rate for such month; however, at the end of each quarter, billing adjustments will be made to reflect the quarterly average if different than the respective monthly averages.

               7.4    STORAGE  FEES
                      -------------

                    (1)    Annual  Storage  Fee    -  In addition to the Fixed
                           --------------------
Annual Fee specified above, POC shall pay to Seadrift an annual storage fee as follows, based on the quantity of space nominated by POC and agreed to by Seadrift in Paragraph 5.4 below, or the actual volume used, whichever is greater:


Storage Volume                Storage Fee
-------------------------  ------------------
                                 $/Year
                           ------------------

0 - 350,000 Barrels        $     1.50/Bbl.
                            (From 1st Barrel)

350,001 - 500,000 Barrels  $     1.25/Bbl.
                            (From 1st Barrel)


                    (2) Excess Thruput Fee - POC shall pay to Seadrift a thruput fee of $0.25 per barrel for each barrel of propane redelivered to POC from storage in excess of the agreed to storage quantity for each contract year.

               7.5    INVOICING AND PAYMENT - On or before the fifth (5th) day
                      ---------------------
of each month, Seadrift shall bill POC for the monthly portion of the Fixed Annual Fee, the storage fee and the variable fees, if any. All fees are due and payable to Seadrift within ten (10) days from receipt of invoice. POC shall make no deduction, offset, or witholding from the amount billed. If payment is not received within ten (10) days from the date of invoice, the amount billed shall, from the date of the invoice until paid, bear interest calculated at an annual rate equal to the "prime rate" of interest as published in the Wall Street Journal plus two (2) percent, provided that, if such interest rate exceeds the highest lawful rate, then interest hereunder shall be calculated at the highest lawful rate.


6. SECTION VIII - OPERATING PRESSURE - Amend this Section VIII. By striking "1200" in line 2 and replacing it with "1800 in lieu thereof.


7.     SECTION XIX - "NOTICES": - Replace the notification information for POC
       -----------------------
with  the  following:

                           "Penn Octane Corporation
                       900 Veterans Boulevard; Suite 240
                            Redwood City, CA  94063
                             Attn:  Jerry Richter
                             Fax:  (415)368-1505"

Except as specifically changed by this Amendment, the Ella Brownsville Pipeline Lease agreement dated September 1, 1993 shall remain unchanged, and in full force and effect.

To make this amendment a matter of record, please indicate your acceptance of the foregoing by signing the enclosed duplicate copy of this letter in the space provided below and returning that copy to us. The other copy is for your files.


ACCEPTED  AND  AGREED  THIS
29TH  DAY  OF MAY,  1997


PENN OCTANE CORPORATION   SEADRIFT PIPELINE CORPORATION

By /S/ JEROME B. RICHTER  By /S/ D.J. GRIFFITHS
   ---------------------     ---------------------------
     (Signature)                    (Signature)
     JEROME B. RICHTER              D. J. Griffiths
   ---------------------  ------------------------------
     (Print Name)                   (Print Name)
Title   President         Title      Director
  ---------------------   ------------------------------